Exhibit 99.1

3001 Deming Way Middleton, WI 53562-1431 P.O. Box 620992 Middleton, WI 53562-0992 (608) 275-3340

For Immediate Release	Investor/Media Contact: Joanne Chomiak 608-275-4458

Spectrum Brands Holdings Reports Fiscal 2024 Second Quarter Results
•Net Sales Decreased 1.5% Driven by Lower Consumer Demand in Home Appliances, Aquatics Particularly in North America and the Impact of SKU Rationalizations, Offset by Strong POS in Controls Due to Favorable Weather Trends
•Net Income From Continuing Operations of $49.9 Million and Adjusted EBITDA of $112.3 Million Improved by $124.9 million and $61.3 million, Respectively
•Excluding Investment Income of $17.0 million, Adjusted EBITDA was $95.3 million
•Repurchased 1.2 million Shares in Q2 for $98 million
•Repurchased 12.1 Million Shares Since the Close of HHI Through Today for $920 Million
•Entered into New Long-Term Black & Decker License Agreement
•Updating Fiscal 2024 Earnings Framework and Now Expect Net Sales to be Relatively Flat Compared to Prior Year and, Excluding Investment Income, Adjusted EBITDA to Grow Low Double-Digits
Middleton, WI, May 9, 2024 - Spectrum Brands Holdings, Inc. (NYSE: SPB; “Spectrum Brands” or the “Company”), a leading global branded consumer products and home essentials company focused on driving innovation and providing exceptional customer service, today reported results from continuing operations for the second quarter of fiscal 2024 ended March 31, 2024.
“We are pleased to report a strong second quarter of fiscal 24, building off the operating momentum we drove in our first quarter. Our sales performance improved sequentially and our operations produced a gross margin of 38.1%, an 870 basis point improvement over last year. Our net income increased $124.9 million and our Adjusted EBITDA, excluding investment income, more than doubled to $95.3 million. Net income margins increased to 6.9% and Adjusted EBITDA margins, excluding investment income, nearly doubled to 13.3%. Given our first half performance, and expectations for modest top-line growth in the second half of the year, we are raising our full year Earnings Framework and now expect net sales to be relatively flat and Adjusted EBITDA to grow in the low double-digits,“ said David Maura, Chairman and Chief Executive Officer of Spectrum Brands.
Mr. Maura continued, "I am also happy to announce that we have entered into a new agreement with Stanley Black & Decker to license the Black & Decker name in the same categories and geographies as before through the end of calendar 2027, with two additional four year extensions, providing us with access to the Black & Decker brand name through the end of calendar 2035. This is a significant milestone for us, providing certainty on our future access to this important brand name. Given this and the continued improving financial performance in our Home and Personal Care business (“HPC”), we are continuing to pursue a strategic alternative for HPC via a sale, joint venture or spin later this year. To that
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end, our internal teams, along with outside advisors, have made significant progress in preparation to launch a multi-track process and we anticipate filing an initial Form 10 spin document this summer."
Fiscal 2024 Second Quarter Highlights

	Three Month Periods Ended
(in millions, except per share and %)	March 31, 2024	April 2, 2023	Variance
Net sales	$718.5	$729.2	$(10.7)	(1.5)%
Gross profit	273.4	214.5	58.9	27.5%
Gross profit margin	38.1%	29.4%	870	bps
Operating income (loss)	$75.9	$(77.0)	$152.9	n/m
Net income (loss) from continuing operations	49.9	(75.0)	124.9	n/m
Net income (loss) from continuing operations margin	6.9%	(10.3)%	1,720	bps
Diluted earnings per share from continuing operations	$1.65	$(1.83)	$3.48	n/m
Non-GAAP Operating Metrics
Adjusted EBITDA from continuing operations	$112.3	$51.0	$61.3	120.2%
Adjusted EBITDA margin	15.6%	7.0%	860	bps
Adjusted EPS from continuing operations	$1.62	$(0.14)	$1.76	n/m
n/m = not meaningful
•Net sales decreased 1.5% with a decrease in organic net sales of 1.6%, excluding the impact of $1.2 million of favorable foreign exchange rates. Net sales declined due to lower sales in home appliances, volume declines in Aquatics in North America, and the impact of SKU rationalizations, offset by stronger Controls sales.
•Gross profit and gross profit margin increased from the sale of lower cost inventory, lower inventory-related expenses, favorable mix and cost improvements.
•Operating income increased due to the recognition of a $65 million gain from representation and warranty insurance proceeds, reduced intangible asset impairments, distribution cost favorability, reduced spend on restructuring, optimization and strategic transaction activities and lower factoring charges, offset by increased investments in advertising and marketing.
•Net income from continuing operations and diluted earnings per share increased from the increase in operating income, higher investment income, lower interest costs, and lower share count.
•Adjusted EBITDA increased 120.2% and adjusted EBITDA margin increased 860 basis points attributable to higher gross margins, lower operating expenses and higher investment income, partially offset by the reduction in sales volume.
•Adjusted diluted EPS increased to $1.62 due to higher Adjusted EBITDA and a reduction in outstanding shares.
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Fiscal 2024 Second Quarter Segment Level Data
Global Pet Care (GPC)

	Three Month Periods Ended
(in millions, except %)	March 31, 2024	April 2, 2023	Variance
Net sales	$289.9	$296.7	$(6.8)		(2.3)%
Segment net income	53.0	30.2	22.8		75.5%
Segment net income margin	18.3%	10.2%	810	bps
Adjusted EBITDA	$62.3	$46.3	$16.0		34.6%
Adjusted EBITDA margin	21.5%	15.6%	590	bps
Net sales decreased 2.3%, with a decrease in organic net sales of 3.0%, excluding favorable foreign currency impacts of $2.2 million.
The decrease in net sales was driven by the exit of non-strategic and lower-profit SKUs, as well as demand softness in the aquatics category in North America. Global companion animal sales were relatively flat, despite the impact of exiting non-strategic and lower-profit SKUs. North American sales declined due to soft demand in aquatics and the SKU exits. Sales in EMEA increased due to growth in both the Companion Animal and Aquatics categories.
Segment net income, Adjusted EBITDA and margins increased due to lower cost inventory compared to the prior year, favorable product and channel mix, and savings from operational productivity investments. This was partially offset by lower volumes, increased investments in advertising and programming, and FX.
Home & Garden (H&G)

	Three Month Periods Ended
(in millions, except %)	March 31, 2024	April 2, 2023	Variance
Net sales	$160.7	$153.3	$7.4		4.8%
Segment net loss	(14.6)	(39.8)	25.2		(63.3)%
Segment net loss margin	(9.1)%	(26.0)%	1,690	bps
Adjusted EBITDA	$29.2	$15.1	$14.1		93.4%
Adjusted EBITDA margin	18.2%	9.8%	840	bps
Net sales and organic net sales increased 4.8%. The net sales increase was primarily driven by higher sales in the Controls business, where favorable weather trends in key regions drove higher retail POS and acceleration of purchases by retailers, offset by declines in Household Insect Controls and Repellents. Sales in the Cleaning category also declined, as consumer demand for certain product lines within this category remain soft compared to COVID demand levels.
The improved segment net income, Adjusted EBITDA, and margins were driven by higher sales, manufacturing efficiencies, operational cost reductions from cost improvement initiatives, and favorable mix, offset by increased investments in innovation and advertising. Segment net income was also impacted by lower year-over-year impairment charges.

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Home & Personal Care (HPC)

	Three Month Periods Ended
(in millions, except %)	March 31, 2024	April 2, 2023	Variance
Net sales	$267.9	$279.2	$(11.3)		(4.0)%
Segment net income (loss)	69.3	(37.7)	107.0		n/m
Segment net income (loss) margin	25.9%	(13.5)%	3,940	bps
Adjusted EBITDA	$17.8	$(1.9)	$19.7		n/m
Adjusted EBITDA margin	6.6%	(0.7)%	730	bps
n/m = not meaningful
Net sales decreased 4.0%, with a decrease in organic net sales of 3.7%, excluding unfavorable foreign currency impact of $1.0 million. The decrease in net sales is primarily due to sales declines in small Kitchen Appliances, offset by growth in Personal Care. Sales in EMEA increased, with growth in Personal Care offsetting sales declines in small Kitchen Appliances. Sales in LATAM grew across both Personal Care and small Kitchen Appliances categories.
The increase in segment net income, Adjusted EBITDA and margins were driven by lower cost inventory compared to the prior year, lower inventory related expenses and cost improvement initiatives, including reduction of operating expenses initiated in the prior year, and pricing, offset by lower volumes, increased investments and negative mix. Segment net income was increased by a $65 million insurance settlement for claims under a representations and warranty insurance policy related to the Tristar acquisition and intangible impairment charges in the prior year.
Liquidity and Debt
As of the end of the quarter, the Company had a cash balance of $746 million plus $500 million of short-term investments consisting of term deposits with a maturity greater than 3 months but less than 12 months, and $1,401 million of debt outstanding, consisting of $1,317 million of senior unsecured notes and $84 million of finance leases. The Company ended the quarter with net debt of approximately $155 million.
Fiscal 2024 Earnings Framework
Spectrum Brands now expects reported net sales to be relatively flat to Fiscal 2023. Fiscal 2024 Adjusted EBITDA, excluding investment income, is expected to increase by low double-digits.
The Company continues to target a long-term net leverage ratio of 2.0 - 2.5 times after full deployment of HHI sale proceeds.
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Conference Call/Webcast Scheduled for 9:00 A.M. Eastern Time Today
Spectrum Brands will host an earnings conference call and webcast at 9:00 a.m. Eastern Time today, May 9, 2024. The live webcast and related presentation slides will be available by visiting the Event Calendar page in the Investor Relations section of Spectrum Brands' website at www.spectrumbrands.com. Participants may register here. Instructions will be provided to ensure the necessary audio applications are downloaded and installed. Users can obtain these at no charge.
A replay of the live broadcast will be accessible through the Event Calendar page in the Investor Relations section of the Company’s website.
About Spectrum Brands Holdings, Inc.
Spectrum Brands Holdings is a home-essentials company with a mission to make living better at home. We focus on delivering innovative products and solutions to consumers for use in and around the home through our trusted brands. We are a leading supplier of specialty pet supplies, lawn and garden and home pest control products, personal insect repellents, shaving and grooming products, personal care products, and small household appliances. Helping to meet the needs of consumers worldwide, Spectrum Brands offers a broad portfolio of market-leading, well-known and widely trusted brands including Tetra®, DreamBone®, SmartBones®, Nature’s Miracle®, 8-in-1®, FURminator®, Healthy-Hide®, Good Boy®, Meowee!®, OmegaOne®, Spectracide®, Cutter®, Repel®, Hot Shot®, Rejuvenate®, Black Flag®, Liquid Fence®, Remington®, George Foreman®, Russell Hobbs®, Black + Decker®, PowerXL®, Emeril Lagasse®, and Copper Chef®. For more information, please visit www.spectrumbrands.com. Spectrum Brands – A Home Essentials Company™
Non-GAAP Measurements
Management believes that certain non-GAAP financial measures may be useful in certain instances to provide additional meaningful comparisons between current results and results in prior operating periods.  Within this document, including the tables that follow, reference is made to organic net sales, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA), adjusted EBITDA margin, and adjusted earnings per share (EPS). Management believes that organic net sales provide for a more complete understanding of underlying business trends of regional and segment performance by excluding the impact of foreign currency exchange fluctuations and the impact of acquisitions (when applicable) when there is no comparable sales in the prior period.  Organic sales growth is calculated by comparing organic net sales to net sales in the prior comparative period.  The effect of changes in foreign currency exchange rates is determined by translating the period’s net sales using the foreign currency exchange rates that were in effect during the prior comparative period. Adjusted EBITDA is a metric used by management to evaluate segment performance and frequently used by the financial community, which provides insight into an organization’s operating trends and facilitates comparisons between peer companies, because interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Adjusted EBITDA can also be a useful measure for determining the Company's debt covenant compliance. Adjusted EBITDA excludes certain items that are unusual in nature or not comparable from period to period.  Adjusted EBITDA margin reflects adjusted EBITDA as a percentage of net sales. Management uses adjusted diluted EPS as a useful measure for providing further insight into our operating performance because it eliminates the effects of certain items that are not comparable from one period to the next.  An income tax adjustment is included in adjusted diluted EPS to exclude the impact of the valuation allowance against deferred taxes and other tax-related items in order to reflect a normalized ongoing effective tax rate of 25.0%.
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The Company provides this information to investors to assist in comparisons of past, present and future operating results and to assist in highlighting the results of on-going operations. While the Company's management believes that non-GAAP measurements are useful supplemental information, such adjusted results are not intended to replace the Company's GAAP financial results and should be read in conjunction with those GAAP results. Supplemental tables have been provided within the Appendix to this document to demonstrate reconciliation of non-GAAP measurements to the most comparable GAAP measure.
Forward-Looking Statements
We have made or implied certain forward-looking statements in this document and may make additional oral forward-looking statements from time to time. All statements, other than statements of historical facts included or incorporated by reference in this document, including, without limitation, statements or expectations regarding our business strategy, future operations, financial condition, estimated revenues, projected costs, inventory management, earnings power, projected synergies, prospects, plans and objectives of management, outcome of any litigation and information concerning expected actions of third parties are forward-looking statements. When used in this document, the words future, anticipate, pro forma, seek, intend, plan, envision, estimate, believe, belief, expect, project, forecast, outlook, earnings framework, goal, target, could, would, will, can, should, may and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words.
Since these forward-looking statements are based upon our current expectations of future events and projections and are subject to a number of risks and uncertainties, many of which are beyond our control and some of which may change rapidly, actual results or outcomes may differ materially from those expressed or implied herein, and you should not place undue reliance on these statements. Important factors that could cause our actual results to differ materially from those expressed or implied herein include, without limitation: (1) the economic, social and political conditions or civil unrest, terrorist attacks, acts of war, natural disasters, other public health concerns or unrest in the United States or the international markets impacting our business, customers, employees (including our ability to retain and attract key personnel), manufacturing facilities, suppliers, capital markets, financial condition and results of operations, all of which tend to aggravate the other risks and uncertainties we face; (2) the impact of a number of local, regional and global uncertainties could negatively impact our business; (3) the negative effect of the Russia-Ukraine war and the Israel-Hamas war and their impact on those regions and surrounding regions, including the Middle East, and on our operations and operations of our customers, suppliers and other stakeholders; (4) our increased reliance on third-party partners, suppliers and distributors to achieve our business objectives; (5) the impact of expenses resulting from the implementation of new business strategies, divestitures or current and proposed restructuring and optimization activities, including changes in inventory and distribution center changes which are complicated and involve coordination among a number of stakeholders, including our suppliers and transportation and logistics handlers; (6) the impact of our indebtedness and financial leverage position on our business, financial condition and results of operations; (7) the impact of restrictions in our debt instruments on our ability to operate our business, finance our capital needs or pursue or expand business strategies; (8) any failure to comply with financial covenants and other provisions and restrictions of our debt instruments; (9) the effects of general economic conditions, including the impact of, and changes to tariffs and trade policies, inflation, recession or fears of a recession, depression or fears of a depression, labor costs and stock market volatility or monetary or fiscal policies in the countries where we do business; (10) the impact of fluctuations in transportation and shipment costs, fuel costs, commodity
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prices, costs or availability of raw materials or terms and conditions available from suppliers, including suppliers’ willingness to advance credit; (11) interest rate fluctuations; (12) changes in foreign currency exchange rates that may impact our purchasing power, pricing and margin realization within international jurisdictions; (13) the loss of, significant reduction in or dependence upon, sales to any significant retail customer(s), including their changes in retail inventory levels and management thereof; (14) competitive promotional activity or spending by competitors, or price reductions by competitors; (15) the introduction of new product features or technological developments by competitors and/or the development of new competitors or competitive brands; (16) changes in consumer spending preferences and demand for our products, particularly in light of economic stress; (17) our ability to develop and successfully introduce new products, protect intellectual property and avoid infringing the intellectual property of third parties; (18) our ability to successfully identify, implement, achieve and sustain productivity improvements, cost efficiencies (including at our manufacturing and distribution operations) and cost savings; (19) the seasonal nature of sales of certain of our products; (20) the impact weather conditions may have on the sales of certain of our products; (21) the effects of climate change and unusual weather activity as well as our ability to respond to future natural disasters and pandemics and to meet our environmental, social and governance goals; (22) the cost and effect of unanticipated legal, tax or regulatory proceedings or new laws or regulations (including environmental, public health and consumer protection regulations); (23) public perception regarding the safety of products that we manufacture and sell, including the potential for environmental liabilities, product liability claims, litigation and other claims related to products manufactured by us and third parties; (24) the impact of existing, pending or threatened litigation, government regulation or other requirements or operating standards applicable to our business; (25) the impact of cybersecurity breaches or our actual or perceived failure to protect company and personal data, including our failure to comply with new and increasingly complex global data privacy regulations; (26) changes in accounting policies applicable to our business; (27) our discretion to adopt, conduct, suspend or discontinue any share repurchase program or conduct any debt repayments, redemptions, repurchases or refinancing transactions (including our discretion to conduct purchases or repurchases, if any, in a variety of manners including open-market purchases, privately negotiated transactions, tender offers, redemptions, or otherwise); (28) our ability to utilize net operating loss carry-forwards to offset tax liabilities; (29) our ability to separate the Company's HPC business and create an independent Global Appliances business on expected terms, and within the anticipated time period, or at all, and to realize the potential benefits of such business; (30) our ability to create a pure play consumer products company composed of our Global Pet Care ("GPC") and Home & Garden ("H&G") business and to realize the expected benefits of such creation, and within the anticipated time period, or at all; (31) our ability to successfully implement, and realize the benefits of, acquisitions or dispositions and the impact of any such transactions on our financial performance; (32) the impact of actions taken by significant shareholders; and (33) the unanticipated loss of key members of senior management and the transition of new members of our management teams to their new roles; and (34) the other risk factors set forth in the securities filings of Spectrum Brands Holdings, Inc. and SB/RH Holdings, LLC, including the 2023 Annual Report and subsequent Quarterly Reports on Form 10-Q.
Some of the above-mentioned factors are described in further detail in the sections entitled Risk Factors in our annual and quarterly reports, as applicable. You should assume the information appearing in this document is accurate only as of the end of the period covered by this document, or as otherwise specified, as our business, financial condition, results of operations and prospects may have changed since that date. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the United States Securities and Exchange Commission , we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future
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events or otherwise, to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.
# # #
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

	Three Month Periods Ended		Six Month Periods Ended
(in millions, except per share amounts)	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Net sales	$718.5	$729.2	$1,410.7	$1,442.5
Cost of goods sold	445.1	514.7	892.3	1,026.1
Gross profit	273.4	214.5	518.4	416.4
Selling, general & administrative	223.5	224.5	439.4	448.1
Impairment of intangible assets	39.0	67.0	43.0	67
Representation and warranty insurance proceeds	(65.0)	—	(65.0)	—
Gain from remeasurement of contingent consideration liability	—	—	—	(1.5)
Total operating expenses	197.5	291.5	417.4	513.6
Operating income (loss)	75.9	(77.0)	101.0	(97.2)
Interest expense	16.9	31.6	36.1	65.0
Interest income	(17.5)	(0.2)	(40.9)	(0.4)
Gain from debt repurchase	—	—	(4.7)	—
Other non-operating expense, net	1.1	1.4	5.2	0.1
Income (loss) from continuing operations before income taxes	75.4	(109.8)	105.3	(161.9)
Income tax expense (benefit)	25.5	(34.8)	37.9	(46.9)
Net income (loss) from continuing operations	49.9	(75.0)	67.4	(115.0)
Income from discontinued operations, net of tax	11.0	21.4	22.7	40.9
Net income (loss)	60.9	(53.6)	90.1	(74.1)
Net (loss) income from continuing operations attributable to non-controlling interest	(0.2)	0.1	(0.1)	0.3
Income from discontinued operations attributable to non-controlling interest, net of tax	—	—	—	0.2
Net income (loss) attributable to controlling interest	$61.1	$(53.7)	$90.2	$(74.6)
Amounts attributable to controlling interest
Net income (loss) from continuing operations attributable to controlling interest	$50.1	$(75.1)	$67.5	$(115.3)
Income from discontinued operations attributable to controlling interest, net of tax	11.0	21.4	22.7	40.7
Net income (loss) attributable to controlling interest	$61.1	$(53.7)	$90.2	$(74.6)
Earnings Per Share
Basic earnings per share from continuing operations	$1.66	$(1.83)	$2.10	$(2.82)
Basic earnings per share from discontinued operations	0.37	0.52	0.71	1.00
Basic earnings per share	$2.03	$(1.31)	$2.81	$(1.82)
Diluted earnings per share from continuing operations	$1.65	$(1.83)	$2.09	$(2.82)
Diluted earnings per share from discontinued operations	0.36	0.52	0.71	1.00
Diluted earnings per share	$2.01	$(1.31)	$2.80	$(1.82)
Weighted Average Shares Outstanding
Basic	30.2	41.0	32.1	40.9
Diluted	30.4	41.0	32.2	40.9
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (Unaudited)

	Six Month Periods Ended
(in millions)	March 31, 2024	April 2, 2023
Cash flows from operating activities
Net cash provided by operating activities from continuing operations	$80.7	$148.6
Net cash (used) provided by operating activities from discontinued operations	(81.5)	29.0
Net cash (used) provided by operating activities	(0.8)	177.6
Cash flows from investing activities
Purchases of property, plant and equipment	(20.9)	(25.9)
Purchases of short term investments	(700.0)	—
Proceeds from sale of short term investments	1,292.0	—
Purchase price settlement from sale of HHI	(26.9)	—
Other investing activity	(0.1)	—
Net cash provided (used) by investing activities from continuing operations	544.1	(25.9)
Net cash used by investing activities from discontinued operations	—	(7.9)
Net cash provided (used) by investing activities	544.1	(33.8)
Cash flows from financing activities
Payment of debt	(177.9)	(21.7)
Payment of debt issuance costs	(3.2)	(2.3)
Treasury stock purchases	(340.5)	—
Dividends paid to shareholders	(26.8)	(34.4)
Share based award tax withholding payments, net of proceeds upon vesting	(5.4)	(10.5)
Net cash used by financing activities from continuing operations	(553.8)	(68.9)
Net cash used by financing activities from discontinued operations	—	(0.7)
Net cash used by financing activities	(553.8)	(69.6)
Effect of exchange rate changes on cash and cash equivalents	2.3	9.7
Net change in cash, cash equivalents and restricted cash in continuing operations	(8.2)	83.9
Cash, cash equivalents, and restricted cash, beginning of period	753.9	243.9
Cash, cash equivalents, and restricted cash, end of period	$745.7	$327.8
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SPECTRUM BRANDS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION (Unaudited)

(in millions)	March 31, 2024	September 30, 2023
Assets
Cash and cash equivalents	$745.7	$753.9
Short term investments	500.0	1,103.3
Trade receivables, net	601.3	477.1
Other receivables	113.5	84.5
Inventories	454.3	462.8
Prepaid expenses and other current assets	45.9	44.3
Total current assets	2,460.7	2,925.9
Property, plant and equipment, net	269.5	275.1
Operating lease assets	119.2	110.8
Deferred charges and other	46.6	31.8
Goodwill	858.3	854.7
Intangible assets, net	1,002.3	1,060.1
Total assets	$4,756.6	$5,258.4
Liabilities and Shareholders' Equity
Current portion of long-term debt	$9.0	$8.6
Accounts payable	375.5	396.6
Accrued wages and salaries	48.1	46.1
Accrued interest	19.0	20.6
Income tax payable	33.3	114.5
Other current liabilities	174.0	178.4
Total current liabilities	658.9	764.8
Long-term debt, net of current portion	1,374.4	1,546.9
Long-term operating lease liabilities	101.3	95.6
Deferred income taxes	189.6	174.8
Other long-term liabilities	174.9	158.0
Total liabilities	2,499.1	2,740.1
Shareholders' equity	2,256.9	2,517.6
Non-controlling interest	0.6	0.7
Total equity	2,257.5	2,518.3
Total liabilities and equity	$4,756.6	$5,258.4
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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
NET SALES AND ORGANIC NET SALES
The following is a summary of net sales by segment for the three and six month periods ended March 31, 2024 and April 2, 2023:

(in millions, except %)	Three Month Periods Ended				Six Month Periods Ended
	March 31, 2024	April 2, 2023	Variance		March 31, 2024	April 2, 2023	Variance
GPC	$289.9	$296.7	$(6.8)	(2.3)%	$566.8	$574.3	$(7.5)	(1.3)%
H&G	160.7	153.3	7.4	4.8%	232.7	224.6	8.1	3.6%
HPC	267.9	279.2	(11.3)	(4.0)%	611.2	643.6	(32.4)	(5.0)%
Net Sales	$718.5	$729.2	(10.7)	(1.5)%	$1,410.7	$1,442.5	(31.8)	(2.2)%
We define organic net sales as reported net sales excluding the effect of changes in foreign currency exchange rates and acquisitions. We believe this non-GAAP measure provides useful information to investors because it reflects regional and operating segment performance from our activities without the effect of changes in currency exchange rate and acquisitions. We use organic net sales as one measure to monitor and evaluate our regional and segment performance. Organic growth is calculated by comparing organic net sales to reported net sales in the prior year. The effect of changes in currency exchange rates is determined by translating the current period net sales using the currency exchange rates that were in effect during the prior period. Net sales are attributed to the geographic regions based on the country of destination. We exclude net sales from acquired businesses in the current year for which there are no comparable sales in the prior period. The following is a reconciliation of reported sales to organic sales for the three and six month period ended March 31, 2024 compared to reported net sales for the three and six month periods ended April 2, 2023:

	March 31, 2024
Three Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales April 2, 2023	Variance
GPC	$289.9	$(2.2)	$287.7	$296.7	$(9.0)	(3.0)%
H&G	160.7	—	160.7	153.3	7.4	4.8%
HPC	267.9	1.0	268.9	279.2	(10.3)	(3.7)%
Total	$718.5	$(1.2)	$717.3	$729.2	(11.9)	(1.6)%

	March 31, 2024
Six Month Periods Ended (in millions, except %)	Net Sales	Effect of Changes in Currency	Organic Net Sales	Net Sales April 2, 2023	Variance
GPC	$566.8	$(7.2)	$559.6	$574.3	$(14.7)	(2.6)%
H&G	232.7	—	232.7	224.6	8.1	3.6%
HPC	611.2	(5.7)	605.5	643.6	(38.1)	(5.9)%
Total	$1,410.7	$(12.9)	$1,397.8	$1,442.5	(44.7)	(3.1)%

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation, Amortization) is a non-GAAP metric used by management that we believe provides useful information to investors because it reflects ongoing operating performance and trends of our segments excluding certain non-cash based expenses and non-recurring items during each of the comparable periods and facilitates comparisons between peer companies since interest, taxes, depreciation and amortization can differ greatly between organizations as a result of differing capital structures and tax strategies. Further, adjusted EBITDA is a measure used for determining the Company’s debt covenant. EBITDA is calculated by excluding the Company’s income tax expense, interest expense, depreciation expense and amortization expense from intangible assets from net income. Adjusted EBITDA further excludes the following:
•Share based compensation costs consist of costs associated with long-term incentive compensation arrangements that generally consist of non-cash, stock-based compensation;
•Incremental project costs associated with strategic transactions, restructuring and optimization initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business, development and implementation of strategies to optimize operations, reduce costs, increase revenues, improve profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards strategic initiatives and business development activities, incremental costs directly attributable to such initiatives and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others During the three and six month periods ended March 31, 2024 and April 2, 2023, the Company recognized non-cash expense due to the incremental value recognized as part of the Tristar Business acquisition on right of use operating leases with below market rent;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations, including impairments from property, plant and equipment, operating and finance leases, and goodwill and other intangible assets, when applicable. During the three and six month period ended March 31, 2024, the Company recognized impairments of its Rejuvenate® and a non-core HPC tradename indefinite lived intangible assets, along with an impairment charge on a right of use operating lease asset associated with an HPC facility that was exited prior to end of its term. During the three and six month period ended April 2, 2023, the Company recognized impairment of indefinite lived intangible assets for its Rejuvenate® and PowerXL® indefinite lived tradenames, along with an impairment on idle equipment associated with the early exit of a GPC warehouse lease and impairments on right of use operating lease assets associated with GPC and HPC facilities that were exited prior to the end of their term;
•Gain realized from proceeds received on the representation and warranties insurance policies associated with the Tristar Business acquisition;
•Incremental reserves for non-recurring litigation or environmental remediation activity attributable to significant and unusual nonrecurring matters with no previous history or precedent. During the three and six month periods ended March 31, 2024, such costs were directly attributable to legal costs incurred for the proceeds received from the representation and warranties insurance policies associated with the Tristar Business acquisition;
•Non-cash gain realized from the repurchase of debt obligations at a discount, net deferred financing costs, during the three and six month periods ended March 31, 2024;
•Incremental costs associated with the recognition of product recall costs incurred by the HPC segment in collaboration with the CPSC, initiated at the end of the year ended September 30 2022 and during the year ending September 30, 2023, resulting in the accrual and recognition of incremental costs for the recall, product returns from customers, write-off of inventory on hand, and other costs such as notification, shipping and handling, rework and destruction of affected products, and consumer refunds, as needed. Such costs are not recurring and directly attributable to the recall event, excluding all other costs associated with product warranty and returns. During the three and six month period ended March 31, 2024, the Company was required by the CPSC to reissue a previously issued recall to provide a cash refund to customers, resulting in the recognition of incremental costs and reserves;
•Unallocated shared costs reflect the costs associated with certain shared and center-led administrative functions such as information technology, human resources, finance and accounting, supply chain and commercial operations, supporting the HHI business during the period the Company owned and operated the business through the close of the HHI divestiture on June 20, 2023. Such costs are excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations in accordance of US GAAP, but reflected as part of income from continuing operations for all periods presented, and requiring retroactive adjustment for all periods presented. HHI was previously a segment of the consolidated group and was excluded from the consolidated Adjusted EBITDA since being recognized as discontinued operations. As a result, for all periods in which HHI was owned and operated by the Company, including comparable periods requiring retroactive adjustment, the adjustment is recognized to reconcile net income from continuing operations to Adjusted EBITDA of the remaining segments of the consolidated group. With the close of the HHI divestiture on June 20, 2023, there is no adjustment recognized as such shared costs are mitigated through income from TSAs during the transition period post-separation, with subsequent restructuring initiatives to rightsize extraneous costs;
•Non-cash gain from the remeasurement in the contingent consideration liability associated with the Tristar Business acquisition during the six month period ended April 2, 2023;
•For the three and six month periods ended April 2, 2023, the impact from the early settlement of foreign currency cash flow hedges during the year ended September 30, 2022, resulting in assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early due to changes in the Company's legal entity organizational structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in excluded gains intended to mitigate costs during the year ending September 30, 2023; and
•Other adjustments are attributable to: (1) key executive severance and other one-time compensatory costs; and (2) non-recurring unusual insurable losses, including any the receipt of insurance proceeds or recovery realized.
Adjusted EBITDA margin is calculated as adjusted EBITDA as a percentage of reported net sales for the respective periods.
Page 13 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month period ended March 31, 2024.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$53.0	$(14.6)	$69.3	$(57.8)	$49.9
Income tax expense	—	—	—	25.5	25.5
Interest expense	—	—	—	16.9	16.9
Depreciation	3.5	2.0	2.7	6.1	14.3
Amortization	5.6	2.9	2.6	—	11.1
EBITDA	62.1	(9.7)	74.6	(9.3)	117.7
Share based compensation	—	—	—	4.5	4.5
HHI separation costs	—	—	—	0.8	0.8
HPC separation initiatives	—	—	—	2.8	2.8
Fiscal 2023 and 2022 restructuring	0.1	—	0.3	—	0.4
Global ERP transformation	—	—	—	3.9	3.9
Other project costs	—	(0.1)	(0.1)	0.3	0.1
Non-cash purchase accounting adjustments	—	—	0.5	—	0.5
Impairment of operating lease asset	—	—	0.5	—	0.5
Impairment of intangible assets	—	39.0	—	—	39.0
Representation and warranty insurance proceeds	—	—	(65.0)	—	(65.0)
Legal and environmental	—	—	0.3	—	0.3
HPC product recall	—	—	6.7	—	6.7
Other	0.1	—	—	—	0.1
Adjusted EBITDA	$62.3	$29.2	$17.8	$3.0	$112.3
Net sales	$289.9	$160.7	$267.9	$—	$718.5
Net income (loss) from continuing operations margin	18.3%	(9.1)%	25.9%	—%	6.9%
Adjusted EBITDA margin	21.5%	18.2%	6.6%	—%	15.6%

Page 14 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the three month period ended April 2, 2023.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$30.2	$(39.8)	$(37.7)	$(27.7)	$(75.0)
Income tax benefit	—	—	—	(34.8)	(34.8)
Interest expense	—	—	—	31.6	31.6
Depreciation	3.8	1.9	2.9	3.3	11.9
Amortization	5.5	2.9	2.1	—	10.5
EBITDA	39.5	(35.0)	(32.7)	(27.6)	(55.8)
Share based compensation	—	—	—	4.5	4.5
Tristar integration	—	—	4.0	—	4.0
HHI divestiture and separation costs	—	—	—	1.4	1.4
HPC separation initiatives	—	—	—	1.1	1.1
Fiscal 2023 and 2022 restructuring	2.1	—	2.4	0.1	4.6
Global ERP transformation	—	—	—	3.3	3.3
Russia closing initiatives	—	—	(0.1)	—	(0.1)
Other project costs	1.6	2.1	0.6	2.2	6.5
Non-cash purchase accounting adjustments	—	—	0.5	—	0.5
Impairment of equipment and operating lease assets	2.7	—	1.5	—	4.2
Impairment of intangible assets	—	48.0	19.0	—	67.0
Unallocated shared costs	—	—	—	6.3	6.3
Early settlement of foreign currency cash flow hedges	—	—	1.3	—	1.3
HPC product recall	—	—	1.6	—	1.6
Other	0.4	—	—	0.2	0.6
Adjusted EBITDA	$46.3	$15.1	$(1.9)	$(8.5)	$51.0
Net sales	$296.7	$153.3	$279.2	$—	$729.2
Net income (loss) from continuing operations margin	10.2%	(26.0)%	(13.5)%	—%	(10.3)%
Adjusted EBITDA margin	15.6%	9.8%	(0.7)%	—%	7.0%

Page 15 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the six month period ended March 31, 2024.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$96.6	$(20.2)	$85.2	$(94.2)	$67.4
Income tax expense	—	—	—	37.9	37.9
Interest expense	—	—	—	36.1	36.1
Depreciation	7.1	4.0	5.4	12.3	28.8
Amortization	11.2	5.7	5.3	—	22.2
EBITDA	114.9	(10.5)	95.9	(7.9)	192.4
Share based compensation	—	—	—	8.4	8.4
HHI separation costs	—	—	—	2.1	2.1
HPC separation initiatives	—	—	—	3.1	3.1
Fiscal 2023 and 2022 restructuring	0.2	—	0.7	—	0.9
Global ERP transformation	—	—	—	6.9	6.9
Other project costs	(0.1)	—	—	0.2	0.1
Non-cash purchase accounting adjustments	—	—	0.9	—	0.9
Impairment of operating lease asset	—	—	0.5	—	0.5
Impairment of intangible assets	—	39.0	4.0	—	43.0
Representation and warranty insurance proceeds	—	—	(65.0)	—	(65.0)
Legal and environmental	—	—	1.5	—	1.5
Gain from debt repurchase	—	—	—	(4.7)	(4.7)
HPC product recall	—	—	6.0	—	6.0
Other	0.1	—	—	0.4	0.5
Adjusted EBITDA	$115.1	$28.5	$44.5	$8.5	$196.6
Net sales	$566.8	$232.7	$611.2	$—	$1,410.7
Net income (loss) from continuing operations margin	17.0%	(8.7)%	13.9%	—%	4.8%
Adjusted EBITDA margin	20.3%	12.2%	7.3%	—%	13.9%

Page 16 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN (continued)
The following is a reconciliation of reported net income (loss) from continuing operations to adjusted EBITDA and adjusted EBITDA margin for the six month period ended April 2, 2023.

(in millions, except %)	GPC	H&G	HPC	Corporate	Consolidated
Net income (loss) from continuing operations	$53.3	$(47.0)	$(41.8)	$(79.5)	$(115.0)
Income tax benefit	—	—	—	(46.9)	(46.9)
Interest expense	—	—	—	65.0	65.0
Depreciation	7.5	3.7	6.1	6.8	24.1
Amortization	11.0	5.7	4.2	—	20.9
EBITDA	71.8	(37.6)	(31.5)	(54.6)	(51.9)
Share based compensation	—	—	—	7.7	7.7
Tristar integration	—	—	9.7	—	9.7
HHI divestiture and separation costs	—	—	—	2.9	2.9
HPC separation initiatives	—	—	—	3.5	3.5
Fiscal 2023 and 2022 restructuring	2.1	0.2	2.4	0.4	5.1
Global ERP transformation	—	—	—	4.9	4.9
Russia closing initiatives	—	—	2.8	—	2.8
Other project costs	3.6	2.1	1.6	4.6	11.9
Non-cash purchase accounting adjustments	—	—	0.9	—	0.9
Impairment of equipment and operating lease assets	2.7	—	1.8	—	4.5
Impairment of intangible assets	—	48.0	19.0	—	67.0
Unallocated shared costs	—	—	—	12.5	12.5
Early settlement of foreign currency cash flow hedges	—	—	3.9	—	3.9
Gain from remeasurement of contingent consideration liability	—	—	(1.5)	—	(1.5)
HPC product recall	—	—	1.9	—	1.9
Other	3.3	0.1	0.3	1.3	5.0
Adjusted EBITDA	$83.5	$12.8	$11.3	$(16.8)	$90.8
Net sales	$574.3	$224.6	$643.6	$—	$1,442.5
Net income (loss) from continuing operations margin	9.3%	(20.9)%	(6.5)%	—%	(8.0)%
Adjusted EBITDA margin	14.5%	5.7%	1.8%	—%	6.3%

Page 17 / 19

SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS
We define adjusted diluted earnings per share (EPS) as reported diluted EPS excluding the effect of one-time, non-recurring activity and volatility associated with our income tax expense. The Company believes that adjusted diluted EPS provides further insight and comparability in operating performance as it eliminates the effects of certain items that are not comparable from one period to the next. Adjustments to diluted EPS include the following:
•Incremental project costs associated with strategic transactions, restructuring and optimization initiatives including, but not limited to, the acquisition or divestitures of a business, costs to effect and facilitate a transaction, including such cost to integrate or separate the respective business, development and implementation of strategies to optimize operations, reduce costs, increase revenues, improve profit margins, including recognition of one-time exit or disposal costs. These amounts are excluded from our performance metrics as they are reflective of incremental investment by the Company towards strategic initiatives and business development activities, incremental costs directly attributable to such initiatives and are not considered recurring or reflective of the continuing ongoing operations of the consolidated group or segments;
•Non-cash purchase accounting adjustments recognized in earnings from continuing operations subsequent to an acquisition, including, but not limited to, the costs attributable to the step-up in inventory value and the incremental value in operating lease assets with below market rent, among others During the three and six month periods ended March 31, 2024 and April 2, 2023, the Company recognized non-cash expense due to the incremental value recognized as part of the Tristar Business acquisition on right of use operating leases with below market rent;
•Non-cash asset impairments or write-offs realized and recognized in earnings from continuing operations, including impairments from property, plant and equipment, operating and finance leases, and goodwill and other intangible assets, when applicable. During the three and six month period ended March 31, 2024, the Company recognized impairments of its Rejuvenate® and a non-core HPC tradename indefinite lived intangible assets, along with an impairment charge on a right of use operating lease asset associated with an HPC facility that was exited prior to end of its term. During the three and six month period ended April 2, 2023, the Company recognized impairment of indefinite lived intangible assets for its Rejuvenate® and PowerXL® indefinite lived tradenames, along with an impairment on idle equipment associated with the early exit of a GPC warehouse lease and impairments on right of use operating lease assets associated with GPC and HPC facilities that were exited prior to the end of their term;
•Gain realized from proceeds received on the representation and warranties insurance policies associated with the Tristar Business acquisition;
•Incremental reserves for non-recurring litigation or environmental remediation activity attributable to significant and unusual nonrecurring matters with no previous history or precedent. During the three and six month periods ended March 31, 2024, such costs were directly attributable to legal costs incurred for the proceeds received from the representation and warranties insurance policies associated with the Tristar Business acquisition;
•Non-cash gain realized from the repurchase of debt obligations at a discount, net deferred financing costs, during the three and six month periods ended March 31, 2024;
•Incremental costs associated with the recognition of product recall costs incurred by the HPC segment in collaboration with the CPSC, initiated at the end of the year ended September 30 2022 and during the year ending September 30, 2023, resulting in the accrual and recognition of incremental costs for the recall, product returns from customers, write-off of inventory on hand, and other costs such as notification, shipping and handling, rework and destruction of affected products, and consumer refunds, as needed. Such costs are not recurring and directly attributable to the recall event, excluding all other costs associated with product warranty and returns. During the three and six month period ended March 31, 2024, the Company was required by the CPSC to reissue a previously issued recall to provide a cash refund to customers, resulting in the recognition of incremental costs and reserves;
•Unallocated shared costs reflect the costs associated with certain shared and center-led administrative functions such as information technology, human resources, finance and accounting, supply chain and commercial operations, supporting the HHI business during the period the Company owned and operated the business through the close of the HHI divestiture on June 20, 2023. Such costs are excluded from income from discontinued operations as they are not a direct cost of the discontinued business but a result of indirect allocations in accordance of US GAAP, but reflected as part of income from continuing operations for all periods presented, and requiring retroactive adjustment for all periods presented. HHI was previously a segment of the consolidated group and was excluded from the consolidated Adjusted EBITDA since being recognized as discontinued operations. As a result, for all periods in which HHI was owned and operated by the Company, including comparable periods requiring retroactive adjustment, the adjustment is recognized to reconcile net income from continuing operations to Adjusted EBITDA of the remaining segments of the consolidated group. With the close of the HHI divestiture on June 20, 2023, there is no adjustment recognized as such shared costs are mitigated through income from TSAs during the transition period post-separation, with subsequent restructuring initiatives to rightsize extraneous costs;
•Non-cash gain from the remeasurement in the contingent consideration liability associated with the Tristar Business acquisition during the six month period ended April 2, 2023;
•For the three and six month periods ended April 2, 2023, the impact from the early settlement of foreign currency cash flow hedges during the year ended September 30, 2022, resulting in assumed losses at the original stated maturities of foreign currency cash flow hedges in our EMEA region that were settled early due to changes in the Company's legal entity organizational structure and forecasted purchasing strategy of HPC finished goods inventory within the region, resulting in excluded gains intended to mitigate costs during the year ending September 30, 2023;
•Other adjustments are attributable to: (1) key executive severance and other one-time compensatory costs; and (2) non-recurring unusual insurable losses, including any the receipt of insurance proceeds or recovery realized; and
•Income tax adjustment to diluted EPS is to exclude the impact of adjusting the valuation allowance against deferred taxes and other tax related items in order to reflect a normalized ongoing effective tax rate of 25.0% for the three and six month periods ended March 31, 2024 and April 2, 2023 based upon enacted corporate tax rate in the United States.

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SPECTRUM BRANDS HOLDINGS, INC.
OTHER SUPPLEMENTAL INFORMATION (Unaudited)
ADJUSTED DILUTED EPS (continued)
The following is a reconciliation of reported diluted EPS from continuing operations to adjusted diluted EPS from continuing operations for the three and six month periods ended March 31, 2024 and April 2, 2023.

	Three Month Periods Ended		Six Month Periods Ended
(amounts per share)	March 31, 2024	April 2, 2023	March 31, 2024	April 2, 2023
Diluted EPS from continuing operations, as reported	$1.65	$(1.83)	$2.09	$(2.82)
Adjustments:
HHI divestiture and separation costs	0.03	0.03	0.07	0.07
HPC separation initiatives	0.09	0.03	0.10	0.09
Tristar integration	—	0.10	—	0.24
Fiscal 2023 and 2022 restructuring	0.01	0.11	0.03	0.13
Global ERP transformation	0.13	0.08	0.21	0.12
Russia closing initiatives	—	—	—	0.07
Other project costs	—	0.15	—	0.30
Non-cash purchase accounting adjustments	0.02	0.01	0.03	0.02
Impairment on equipment and operating leases	0.02	0.10	0.02	0.11
Impairment on intangible assets	1.29	1.63	1.33	1.64
Representation and warranty insurance proceeds	(2.14)	—	(2.02)	—
Legal and environmental	0.01	—	0.04	—
Gain on debt repurchase	—	—	(0.15)	—
HPC product recalls	0.22	0.04	0.19	0.05
Unallocated shared costs	—	0.15	—	0.31
Early settlement of foreign currency cash flow hedges	—	0.03	—	0.10
Gain from remeasurement contingent consideration liability	—	—	—	(0.04)
Debt amendment costs	—	—	—	0.06
Other	—	0.03	0.02	0.12
Pre-tax adjustments	$(0.32)	$2.49	$(0.13)	$3.39
Income tax adjustment	0.29	(0.80)	0.40	(1.04)
Total adjustments	$(0.03)	$1.69	$0.27	$2.35
Diluted EPS from continuing operations, as adjusted	$1.62	$(0.14)	$2.36	$(0.47)

Page 19 / 19